UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See description below in Item 2.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 15, 2012, Atkore International, Inc. (the “Company”), a subsidiary of Atkore International Holdings Inc., entered into a Securities Purchase Agreement (the “Agreement”) with Norman J. MacDonald III and Peter M. MacDonald (collectively, the “Sellers”) and completed the acquisition from the Sellers of all of the outstanding equity interests of various holding entities that own FlexHead Industries, Inc., SprinkFLEX, LLC and related entities which are engaged in the business of manufacturing and selling flexible sprinkler hose fittings under the names “FlexHead” and “SprinkFlex.” The aggregate purchase price for the equity interests was approximately $38 million, paid in cash at the closing, subject to various adjustments relating to working capital, cash on-hand and indebtedness of the acquired companies. The purchase price was funded from borrowings under the Company’s ABL Credit Facility.

The foregoing description of the Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The information required by Item 9.01(a) and (b), if any, will be filed or furnished by amendment no later than 71 calendar days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits

2.1* Securities Purchase Agreement, dated as of February 15, 2012, by and among Norman J. MacDonald III, Peter M. MacDonald and Atkore International, Inc.

*	The Company undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ Karl J. Schmidt
	Name:	Karl J. Schmidt
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1* Securities Purchase Agreement, dated as of February 15, 2012, by and among Norman J. MacDonald III, Peter M. MacDonald and Atkore International, Inc.

*	The Company undertakes to furnish to the Securities and Exchange Commission upon request a copy of any schedules or similar attachments not filed herewith.